Exhibit 10.1

AMENDMENT NO. 2 TO AMENDED AND RESTATED

SENIOR MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED SENIOR MANAGEMENT AGREEMENT (this “Amendment”) is made and entered into as of January 9, 2006 by and among Syniverse Holdings, Inc., a Delaware corporation (the “Company”), Syniverse Technologies, Inc., a Delaware corporation (“Employer”), and G. Edward Evans (“Executive”). Reference is made to that certain Amended and Restated Senior Management Agreement (the “Agreement”) made and entered into as of February 9, 2005 by and among Syniverse Holdings, LLC, the Company, Employer and Executive. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

WHEREAS, the Company, Employer and Executive are entering into this Amendment in order to transition Executive’s position with Employer from Chief Executive Officer to Chairman of the Board of Directors of Employer and the Company;

NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

Section 1. Amendment of Agreement. The Agreement is hereby amended as follows:

1.1. Section 7(a) of the Agreement is hereby amended to read in its entirety as follows:

(a) Position and Duties.

(i) Effective as of the date hereof, Executive shall serve as the Chairman of the board of directors of each of the Company and Employer (collectively, the “Syniverse Board”) and resigns as Chief Executive Officer of the Company, Employer and each of their respective Subsidiaries. Executive’s duties as Chairman will include the following:

(A)	Partnering with Employer’s Chief Executive Officer, other members of senior management and members of the Syniverse Board to achieve the Company’s and Employer’s mission, objectives and strategy;

(B)	Supporting a successful Chief Executive Officer succession;

(C)	Participating in the communication of CEO succession plan internally and externally, as may be requested by the Company and Employer;

(D)	Facilitating the introduction and transition of key customer and industry relationships to new Chief Executive Officer, as may be requested by the Company and Employer;

(E)	Providing strategic insight to the Chief Executive Officer on mergers, acquisitions, dispositions and other strategic transactions, as may be requested by the Company and Employer;

(F)	Providing strategic insight to the Chief Executive Officer regarding technology issues and competitive landscape in the telecommunications industry, as may be requested by the Company and Employer;

(G)	Actively participating in the Company’s investor relations functions, as may be requested by the Company and Employer;

(H)	Serving as a Company and Employer spokesman to the media and industry on behalf of the Company and Employer, as may be requested by the Company and Employer;

(I)	Continuing to serve on the boards of the CTIA (The Wireless Association) and the National Reliability and Interoperability Commission;

(J)	Presiding at all meetings of the stockholders and the Syniverse Board and scheduling board and other meetings in conjunction with the Chief Executive Officer and establishing appropriate agendas;

(K)	Directing the Syniverse Board’s self-evaluation process; and

(L)	Performing such other duties as the Board or Employer may require and as are consistent with the position of Chairman.

(ii) Executive shall report to the Board, and Executive shall devote his best efforts and full business attention and time, as may be requested by the Board or the Chief Executive Officer, to the business and affairs of the Company, Employer and their Subsidiaries to the extent necessary to discharge the responsibilities assigned hereunder.

(iii) Executive shall resign as Chairman immediately following the Company’s 2007 annual stockholders meeting.

1.2. Section 7(b) of the Agreement is hereby amended to read in its entirety as follows:

(b) Salary, Bonus and Benefits. For the remainder of the Employment Period, Employer will pay Executive a base salary (the “Annual Base Salary”) of $445,000 per annum. For any fiscal year, Executive shall be eligible for an annual bonus of up to 50% of Executive’s Annual Base Salary based upon the achievement by the Company, Employer and their Subsidiaries of budgetary and other objectives as approved by the Compensation Committee of the board of directors of the Company. In addition, during the Employment Period, Executive will be entitled to participate in Employer’s employee benefit programs for which other senior executive employees of Employer are generally eligible and will be entitled to such other benefits approved by the Compensation Committee (including the use of an aircraft leased by Employer); provided that Executive or Evans Motor Sports LLC shall pay that percentage of the monthly lease and other fixed costs for such aircraft based on Executive’s actual use of the aircraft on behalf of or in furtherance of his personal use or the business of Evans Motor Sports LLC, and shall reimburse Employer for all operating costs of the aircraft in connection with such use. Executive or Evans Motor Sports LLC shall make such payments on a quarterly basis within the thirty (30) days immediately following the end of such quarter. Promptly following December 31, 2006 and in any event prior to March 30, 2007, it is Executive’s intention to either assume Employer’s lease of such aircraft or purchase such aircraft outright and the Company and Employer hereby agree to use commercially reasonable efforts (without being required to make any expenditures in connection therewith) to facilitate such assumption or purchase; provided that the Company shall have no further obligation to maintain such lease following the earlier to occur of the Company’s 2007 annual shareholder meeting and the assumption of such lease or purchase of such aircraft by Executive; provided further that in the event Executive assumes such lease or purchases such aircraft, Executive shall promptly reimburse to the Company (i) the $100,000 initial deposit previously paid by Employer and (ii) the net book value at the time of assumption or purchase of the refurbishments to the aircraft completed in 2004. In addition, promptly following December 31, 2006 and in any event prior to March 30, 2007, it is Executive’s intention to assume Employer’s lease of the Oklahoma City, Oklahoma office space currently utilized by Executive and the Company and Employer hereby agree to use commercially reasonable efforts (without being required to make any expenditures in connection therewith) to facilitate such assumption; provided that the Company shall have no further obligation to maintain such lease following the earlier to occur of the Company’s 2007 annual shareholder meeting and the assumption of such lease by Executive. Employer shall offer Executive the right, promptly following December 31, 2006, to purchase any unwanted office equipment and furniture currently located at such premises at their fair market value as determined in good faith by Employer.

1.3. The first two sentences of Section 7(c) of the Agreement are hereby amended to read in their entirety as follows:

(c) Separation. The Employment Period will continue until (i) December 31, 2006, (ii) Executive’s resignation without Good Reason, Disability or death, (iii) the Board decides to terminate Executive’s employment with Cause; provided that no termination for Cause shall be treated as such until the 15th day following the date on which the Company has provided notice to the Executive of the Board’s decision to terminate Executive for Cause (such notice to include reasons for the Board’s decision) and within such 15-day period Executive and/or a representative designated by Executive is provided a reasonable opportunity to address the Board, (iv) the Board decides to terminate Executive’s employment without Cause or (v) the Executive terminates his employment for Good Reason. If Executive’s employment is terminated without Cause pursuant to clause (iv) above or by Executive for Good Reason pursuant to clause (v) above, during the six-month period commencing on the date of termination (the “Initial Severance Period”), Employer shall pay to Executive each month during the Initial Severance Period an aggregate amount equal to 1/12th of his Annual Base Salary in effect as of the end of the Employment Period, payable in equal installments on the Employer’s regular salary payment dates.

Section 2. Effectiveness. This Amendment shall be effective and binding upon execution hereof by the Company, Employer, Executive and the Investors. In all other respects the Agreement is ratified and confirmed and shall remain in full force and effect as written.

Section 3. Miscellaneous.

3.1. Complete Agreement. This Amendment, the Agreement (as amended hereby), and the other agreements referred to herein and therein embody the complete agreement and understanding of the parties hereto with respect to the subject matter hereof, and terminate, supersede, and preempt any prior understandings, agreements, or representations, written or oral, which may have related to the subject matter hereof in any way.

3.2. Consent to Amendments. The provisions of this Amendment may be amended, modified or waived only with the prior written consent required under Section 12(h) of the Agreement.

3.3. Incorporation by Reference. Sections 12(b) (Severability), 12(d) (Counterparts), 12(e) (Successors and Assigns), 12(f) (Choice of Law), 12(g) (Remedies) and 12(m) (Termination) of the Agreement are hereby incorporated by reference and shall have full force and effect with respect to this Amendment as if they were set forth herein in their entirety.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

SYNIVERSE HOLDINGS, INC.

By:	/s/ Raymond L. Lawless
Its:	Chief Financial Officer and Secretary

SYNIVERSE TECHNOLOGIES, INC.

By:	/s/ Raymond L. Lawless
Its:	Chief Financial Officer and Secretary

/s/ G. Edward Evans G. Edward Evans

Agreed and Accepted:

GTCR FUND VII, L.P.

By:	GTCR Partners VII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:	/s/ David A. Donnini
Name:	David A. Donnini
Its:	Principal

GTCR FUND VII/A, L.P.

By:	GTCR Partners VII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:	/s/ David A. Donnini
Name:	David A. Donnini
Its:	Principal

[Signature Page for Amendment No. 2 to Amended and Restated Senior Management Agreement]

GTCR CO-INVEST, L.P.

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:	/s/ David A. Donnini
Name:	David A. Donnini
Its:	Principal

GTCR CAPITAL PARTNERS, L.P.

By:	GTCR Mezzanine Partners, L.P.
Its:	General Partner

By:	GTCR Partners VI, L.P.
Its:	General Partner

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:	/s/ David A. Donnini
Name:	David A. Donnini
Its:	Principal

[Signature Page for Amendment No. 2 to Amended and Restated Senior Management Agreement]